Exhibit 10.3

FIRST AMENDMENT TO

STANDBY LETTER OF CREDIT AGREEMENT

(Uncommitted/Secured)

This FIRST AMENDMENT TO STANDBY LETTER OF CREDIT AGREEMENT (this “First Amendment”), dated as of May 15, 2015, is entered into among PLATINUM UNDERWRITERS BERMUDA, LTD., a Bermuda company (“Platinum Bermuda”), RENAISSANCE REINSURANCE U.S. INC., a Maryland corporation (“Platinum US” and, together with Platinum Bermuda, the “Platinum Applicants”), RENAISSANCE REINSURANCE LTD., a Bermuda company (“RRL”), RENAISSANCERE SPECIALTY RISKS LTD., a Bermuda company (“RSRL”), DAVINCI REINSURANCE LTD., a Bermuda company (“DaVinci” and, collectively with RRL and RSRL, the “Existing Applicants”), RENAISSANCERE HOLDINGS LTD., a Bermuda company (“Guarantor” and, collectively with the Existing Applicants, the “Existing Credit Parties”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS

A. The Existing Credit Parties and the Bank are parties to a Standby Letter of Credit Agreement, dated as of December 23, 2014 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Agreement”), pursuant to which the Bank, in its sole discretion, may from time to time issue one or more standby letters of credit for the account of the Existing Applicants. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

B. The Guarantor has requested that the Bank agree to add the Platinum Applicants as Applicants under the Agreement and to make certain other amendments to the Agreement. The Bank has agreed to so amend the Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

Effective upon the First Amendment Effective Date (as defined below), the Agreement shall be amended as follows:

1.1 Joinder of Platinum Applicants. Each Platinum Applicant shall be deemed to be a party to and an “Applicant” under the Agreement and shall be bound by all of the terms and provisions applicable to the Applicants under the Agreement. For purposes of clarity, effective upon the First Amendment Effective Date, the following parties shall be “Applicants” under the Agreement: RRL, RSRL, DaVinci, Platinum Bermuda, and Platinum US.

1.2 Guaranty of Platinum Applicants. Section 20 of the Agreement is hereby amended to provide that the Platinum Applicants shall each be deemed to be a “Guaranteed Applicant” under the Agreement. For purposes of clarity, effective upon the First Amendment Effective Date the following parties shall be “Guaranteed Applicants” under the Agreement: RRL, RSRL, Platinum Bermuda, and Platinum US.

1.3 Amendment to Defined Term. The defined term “Fee Letter” shall be amended and restated in its entirety as follows:

“Fee Letter” means the fee letter dated as of May 15, 2015 (as amended, supplemented, restated or otherwise modified from time to time), between the Credit Parties and the Bank.

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

2.1 Execution of First Amendment. The Bank shall have received executed counterparts of this First Amendment duly executed by each Platinum Applicant and each Existing Credit Party (such parties collectively, the “Credit Parties”).

2.2 Officer’s Certificate. The Bank shall have received a certificate, signed by an executive officer of Guarantor, in form and substance reasonably satisfactory to the Bank, certifying that (A) all representations and warranties of the Credit Parties contained in the Agreement and the other Credit Documents (including the representations and warranties set forth in Article IV hereof) are true and correct as of the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and (B) no Event of Default has occurred and is continuing, both immediately before and after giving effect to this First Amendment.

2.3 Secretary’s Certificates. The Bank shall have received a certificate of the secretary, an assistant secretary or other appropriate officer of each Platinum Applicant, in form and substance reasonably satisfactory to the Bank, certifying (i) that attached thereto is a true and complete copy of such Platinum Applicant’s organizational documents as in effect on the date on which the resolutions referred to in clause (ii) below were adopted and on the First Amendment Effective Date, (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Platinum Applicant, authorizing the execution, delivery and performance of this First Amendment, and (iii) as to the incumbency and genuineness of the signature of each officer of such Platinum Applicant executing this First Amendment, and attaching all such copies of the documents described above.

2.4 Good Standing Certificates. The Bank shall have received a certificate as of a recent date of the good standing of each Platinum Applicant under the laws of their respective jurisdictions of organization from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

2.5 Security Documents. The Bank shall have received Security Documents from each Platinum Applicant, including (i) a duly executed Pledge Agreement made by such Platinum Applicant in favor of the Bank and (ii) a Control Agreement, duly executed by such Platinum Applicant, Custodian, and the Bank.

2.6 Fees and Expenses. The Credit Parties shall have paid all reasonable out-of-pocket costs and expenses of the Bank in connection with the preparation, negotiation, execution and delivery of this First Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto).

2.7 Termination of Existing Credit Facility. Concurrently with the First Amendment Effective Date, (i) all amounts outstanding under the Third Amended and Restated Credit Agreement, dated April 9, 2014, among Platinum Underwriters Holdings, Ltd., the subsidiaries of Platinum Underwriters Holdings, Ltd. party thereto, the lenders party thereto, and the Bank, as administrative agent (as amended, supplemented, restated or otherwise modified from time to time, the “Terminating Credit Agreement”) shall be repaid and satisfied in full, and (ii) all commitments to extend credit under the Terminating Credit Agreement shall be terminated; and the Bank shall have received evidence of the foregoing satisfactory to it, including an executed payoff letter.

2.8 Other Information. The Bank shall have received such other documents, certificates and instruments in connection with this First Amendment and the other transactions contemplated hereby as it shall have reasonably requested.

ARTICLE III

PLATINUM APPLICANTS’ EXISTING LETTERS OF CREDIT

The parties hereto hereby agree that each letter of credit that (a) has been issued by the Bank for the account of any Platinum Applicant under the Terminating Credit Agreement, and (b) is outstanding as of the First Amendment Effective Date shall be deemed Issued as of the First Amendment Effective Date as a Credit under the Agreement for the account of such Platinum Applicant, and the payment obligations of the Platinum Applicants thereunder are guaranteed by the Guarantor as set forth in Section 20 of the Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this First Amendment, each Credit Party represents and warrants to the Bank as follows:

4.1 Authorization; Enforceability. Such Credit Party has taken all necessary corporate action to execute, deliver and perform this First Amendment and has validly executed and delivered this First Amendment. This First Amendment constitutes the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

4.2 Consents; No Violation. Each Credit Party has received all other material consents and approvals (if any shall be required) necessary for the execution, delivery and performance of this First Amendment, and such execution, delivery and performance do not and will not contravene or conflict with, or create a lien or right of termination or acceleration under, any legal requirements or contractual obligations binding upon such Credit Party.

4.3 Representations and Warranties. The representations and warranties of such Credit Party contained in the Agreement and the other Credit Documents are true and correct in all material respects as of the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment, as though made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

ARTICLE V

ACKNOWLEDGEMENT AND CONFIRMATION OF EXISTING CREDIT PARTIES

Each Existing Credit Party hereby confirms and agrees that, after giving effect to this First Amendment, and except as expressly amended hereby, the Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect. Each Existing Credit Party represents and warrants to the Bank that as of the First Amendment Effective Date it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. The amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Existing Credit Parties evidenced by or arising under the Agreement and the other Credit Documents. This acknowledgement and confirmation by the Existing Credit Parties is made and delivered to induce the Bank to enter into this First Amendment, and the Existing Credit Parties acknowledge that the Bank would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

6.2 Credit Document. As used in the Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Agreement after amendment by this First Amendment. Any reference to the Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Agreement and Credit Documents as amended hereby. This First Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Agreement except as expressly set forth herein. This First Amendment shall constitute a Credit Document under the terms of the Agreement.

6.3 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

6.4 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.5 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

6.6 Counterparts; Integration. This First Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This First Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

PLATINUM APPLICANTS:

PLATINUM UNDERWRITERS BERMUDA, LTD.

By:	/s/ Todd R. Fonner
Name: Todd R. Fonner
Title: SVP

RENAISSANCE REINSURANCE U.S. INC.

By:	/s/ N. Adriana Nivia
Name: N. Adriana Nivia
Title: SVP, CFO and Treasurer

EXISTING APPLICANTS:

RENAISSANCE REINSURANCE LTD.

By:	/s/ Todd R. Fonner
Name: Todd R. Fonner
Title: SVP

RENAISSANCERE SPECIALTY RISKS LTD.

By:	/s/ Todd R. Fonner
Name: Todd R. Fonner
Title: SVP

DAVINCI REINSURANCE LTD.

By:	/s/ Todd R. Fonner
Name: Todd R. Fonner
Title: SVP

GUARANTOR:

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Jeffrey D. Kelly
Name: Jeffrey D. Kelly
Title: EVP

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Karen Hanke
Name: Karen Hanke
Title: Managing Director